        ++==========================================================++
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        ||                                                          ||
        ||                                                          ||
        ||                          EXHIBIT 28.1                    ||
        ||                                                          ||
        ||                      VALTEK INCORPORATED                 ||
        ||                                                          ||
        ||                   RETIREMENT PLAN AND TRUST              ||
        ||                                                          ||
        ||                                                          ||
        ||                                                          ||
        ||                                                          ||
        ||                                                          ||
        ||                                                          ||
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                                       6

                              FINANCIAL STATEMENTS
                                 AND SCHEDULES

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST

                     YEARS ENDED DECEMBER 31, 1993 AND 1992
                      WITH REPORT OF INDEPENDENT AUDITORS

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST


                              FINANCIAL STATEMENTS
                                 AND SCHEDULES


                     YEARS ENDED DECEMBER 31, 1993 AND 1992



                                    CONTENTS


Report of Independent Auditors


Audited Financial Statements:

         Statements of Net Assets Available for Benefits
         Statements of Changes in Net Assets Available for Benefits Notes to Financial Statements


Supplemental Schedules:

         Assets Held for Investment
         Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

- - ------------------------------------------------------------------------------
                        Report of Independent Auditors


Valtek Incorporated Board of Directors and
          The Duriron Company, Inc. Pension and Insurance Committee Valtek Incorporated Retirement Plan and Trust

We have audited the accompanying statements of net assets available for benefits of Valtek Incorporated Retirement Plan and Trust as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted out audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present failry, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 1993 and schedule of reportable transactions for the year then ended are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                            ERNST & YOUNG

Salt Lake City, Utah
May 27, 1994
- - ------------------------------------------------------------------------------

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS


                                                                               DECEMBER 31
                                                                          1993                1992
                                                                      -----------        ------------
ASSETS
Investments at current value:
Putnam Fiduciary:
   Growth and Income Fund                                             $ 4,031,375         $ 3,066,830
   Voyager Fund                                                        10,398,511           7,628,684
   Daily Dividend Trust                                                 1,321,216           1,077,698
   U.S. Government Income Trust                                         1,287,660           1,404,124
Guaranteed investment contracts, at contract value                        425,313             567,201
                                                                      -----------        ------------
       Total investments                                               17,464,075          13,744,537
Receivables:
   Employer contribution                                                  814,084             748,123
   Participant loans                                                      644,047             484,352
                                                                      -----------        ------------
       Total receivables                                                1,458,131           1,232,475
                                                                      -----------        ------------
Net assets available for benefits                                     $18,922,206         $14,977,012
                                                                      ===========        ============

SEE ACCOMPANYING NOTES

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                                           YEAR ENDED DECEMBER 31
                                                                          1993                1992
                                                                     ------------         -----------
Employer contributions                                                $ 1,351,464        $  1,168,837
Employee contributions                                                  1,100,225             958,474
Investment earnings                                                       918,876             754,000
Other miscellaneous                                                                            10,495
                                                                     ------------         -----------
   Total additions                                                      3,370,565           2,891,806

Participant benefits paid                                                 690,813           2,002,770
Investment expenses                                                        20,080               3,891
                                                                     ------------         -----------
   Net Increase                                                         2,659,672             885,145

Unrealized and realized gain                                            1,285,522           1,051,813

Net assets available for benefits:
   Beginning of year                                                   14,977,012          13,040,054
                                                                      -----------         -----------
   End of year                                                        $18,922,206         $14,977,012
                                                                      ===========         ===========

SEE ACCOMPANYING NOTES

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1993 AND 1992


1.  DESCRIPTION OF PLAN

The following description of the Valtek Incorporated Retirement Plan and Trust
(Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

GENERAL

The Plan is a single employer, contributory, profit sharing 401(k) plan and covers those employees not covered by collective bargaining agreements who are 21 years of age and have completed six months of service on January 1 of each year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. Valtek Incorporated (the Company) is the Plan sponsor. The New England was the trustee and administrator of the Plan through March 1992. As of April 1, 1992, Putnam Fiduciary (Putnam) became the trustee and Plan administrator.

RETIREMENT BENEFITS

A participant employed by the Company at normal retirement age (65) is entitled to the maximum amount that can be purchased under an applicable group annuity policy or other investment vehicle with the amount accrued in the participant's account as of that date. Early retirement is permitted upon completion of 15 years of service and attainment of age 55. The Plan also includes a late retirement provision under which the participant may remain employed up to the age of 70 with the same benefits as normal retirement.

FUNDING POLICY

A participant may make a voluntary contribution which shall not exceed 10% of such participant's aggregate earnings. For contributions up to 6% of the participant's compensation, the Company will make a 50% matching contribution. The Company may also make discretionary contributions to the Trust out of profits for each plan year.

SEPARATION AND DEATH BENEFITS

If the employment of a participant is terminated other than by retirement or death, the participant

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST


                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.  DESCRIPTION OF PLAN (CONTINUED)

may receive benefits (1) in the form of a lump sum cash payment equal to all or a portion of the vested amount in the participant's individual account or (2) in the form of an annuity beginning on normal date of retirement. Amounts originally contributed to the participant by the Company out of profits which are not vested at the termination date are forfeited, and are used to reduce the amounts payable by the Company out of profits (as determined by the Board of Directors).

If a participant dies, a death benefit equal to the amount in the participant's benefit account, regardless of vesting provisions, shall be paid to the participant's beneficiary.

VESTING

Participants are fully and immediately vested in their voluntary contribution plus the matching amount contributed by the Company. However, additional amounts contributed by the Company out of profits vest 100 percent after five years of credited service.

INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) and 401(k) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan Administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

ADMINISTRATIVE EXPENSES

All reasonable expenses necessary to operate and administer the Plan are paid by the Company. Investment expenses are paid by the Plan and are reflected in the accompanying statements of changes in net assets available for benefits.

PLAN TERMINATION

The Company reserves the right at any time and within its sole discretion to reduce or discontinue contributions to the Plan or to terminate the Plan. Upon termination of the Plan, 100% of the benefits, including accrued earnings and employer voluntary contributions, of each affected participant shall become fully vested. The benefit to be distributed to each participant will be distributed under normal retirement guidelines or, if elected, in a lump sum cash payment.

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST


                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.  DESCRIPTION OF PLAN (CONTINUED)

INVESTMENT OPTIONS

Under the 401(k) plan, the employee has the option of investing contributions in four different investment funds maintained by the administrator. Following are the employee's investment choices as of December 31, 1993: 1) Putnam Voyager Fund provides opportunity for investment in emerging growth stocks (usually to be held for long-term) and opportunity stocks; 2) Putnam Growth and Income Fund invests in income-producing stocks that pay high dividends; 3) Putnam U.S. Government Income Fund invests in a variety of government-backed securities. This option provides safety and dependable long-term growth; and the 4) Putnam Daily Dividend Trust is managed for safety and current income. This option is a money market mutual fund that invests in high-quality money market instruments maturing in one year or less.

Funds can be withdrawn from the Plan for the following reasons: termination, retirement, and hardship (includes buying a house, educational, medical needs, and other severe hardships).


2.  SUMMARY OF ACCOUNTING POLICIES

TRUST FUND AND VALUATION OF INVESTMENTS

Under the terms of a trust agreement, The New England was appointed administrative and investment services provider for the Plan, until April 1992 when the Company switched to Putnam to provide these services. Putnam has been appointed administrative and investment services provider for the Plan, and has been granted discretionary authority concerning purchases and sales of investments that qualify for the four investment options. The investments and changes therein of this trust fund have been reported to the Plan by Putnam as having been determined using current value for equity investments and contract value for guaranteed investment contracts. Current value is the quoted market price on the last business day of the Plan year.

PARTICIPANT'S ACCOUNTS

Each participant's account is credited with the participant's contribution, the employer's contribution, and an allocation of the net investment gain or loss of each fund as defined in the Plan agreement.

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS HELD IN TRUST

Investment fund activity by investment fund for 1993 and 1992, which reflects the net assets available for benefits and changes in net assets available for benefits, excluding employer contributions receivable and participant loans, is summarized below.

                                                                                                      U.S.
                                 Guaranteed                    Growth                   Daily      Government
                                 Investment     Equity       and Income   Voyager      Dividend      Income
                                 Contracts       Fund           Fund        Fund         Trust        Trust        Total
                                 ----------    ----------     ----------   -----------   ----------  ----------   -----------
Investment assets at
  December 31, 1991              $9,095,990    $2,901,608                                                         $11,997,598
  Rollover and transfers, net       (53,485)      (23,643)                                                            (77,128)
  Contributions                     715,851       342,731                                                           1,058,582
  Earnings                          163,109      (164,780)                                                             (1,671)
  Benefits paid                  (1,669,133)      (77,823)                                                         (1,746,956)
  Expenses                           (1,075)         (387)                                                             (1,462)
                                 ----------    ----------     ----------   -----------   ----------  ----------   -----------
Investment assets at
  March 31, 1992                  8,251,257     2,977,706                                                          11,228,963
  Rollover and transfers, net    (7,629,089)   (2,977,706)    $2,650,854    $5,726,420     $949,144  $1,280,377         -
  Contributions                                                  282,749       603,967       47,340     103,462     1,037,518
  Earnings                          125,131                      161,742       348,415       14,179      58,597       708,064
  Benefits paid                     (88,853)                     (45,054)      (76,653)     (43,680)    (10,936)     (265,176)
  Expenses                              (44)                        (814)       (1,100)        (256)       (213)       (2,427)
  Miscellaneous                     (91,201)                     (19,053)        6,238      110,971     (21,173)      (14,218)
  Unrealized and Realized
    Appreciation                                                  36,406     1,021,397                   (5,990)    1,051,813
                                 ----------    ----------     ----------   -----------   ----------  ----------   -----------
Investment assets at
  December 31, 1992                 567,201          -         3,066,830     7,628,684    1,077,698   1,404,124    13,744,537
  Rollover and transfers, net      (170,837)                      55,348       196,226       94,697    (175,434)        -
  Contributions                                                  616,451     1,373,092      192,200     203,985     2,385,728
  Earnings                           48,384                      289,540       375,800       34,693     113,000       861,417
  Benefits paid                     (10,837)                    (168,741)     (238,728)     (56,264)   (211,664)     (686,234)
  Expenses                             (770)                      (4,955)      (10,310)      (1,680)     (2,365)      (20,080)
  Miscellaneous                      (7,828)                     (11,423)      (55,751)     (20,128)    (11,685)     (106,815)
  Unrealized and Realized
    Appreciation                                                 188,325     1,129,498                  (32,301)    1,285,522
                                 ----------    ----------     ----------   -----------   ----------  ----------   -----------
Investment assets at
  December 31, 1993                $425,313          -        $4,031,375   $10,398,511   $1,321,216  $1,287,660   $17,464,075
                                 ==========    ==========     ==========   ===========   ==========  ==========   ===========


In addition, loans receivable from participants as of December 31, 1993 and 1992 were $644,047 and $484,352, respectively.

                                  SUPPLEMENTAL
                                   SCHEDULES

                              VALTEK INCORPORATED
                           RETIREMENT PLAN AND TRUST


                     SCHEDULE OF ASSETS HELD FOR INVESTMENT

                               DECEMBER 31, 1993

                                                                                                     CURRENT
      DESCRIPTION OF INVESTMENTS                                      SHARES          COST            VALUE
- - ---------------------------------------------------------------------------------------------------------------
Putnam:
  Growth and Income Fund                                              296,424      $ 3,844,188      $ 4,031,375
  Voyager Fund                                                        867,265        8,459,217       10,398,511
  Daily Dividend Trust                                              1,321,216        1,321,216        1,321,216
  U.S. Government Income Trust                                         95,737        1,316,241        1,287,660
Guaranteed investment contracts                                          -             425,313          425,313
                                                                                  ------------     ------------
Total                                                                              $15,366,175      $17,464,075
                                                                                  ============     ============

                                                   VALTEK INCORPORATED
                                                RETIREMENT PLAN AND TRUST


                                    SCHEDULE OF TRANSACTIONS OR SERIES OF TRANSACTIONS
                                   IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                                              YEAR ENDED DECEMBER 31, 1993


                                                              PURCHASE     SELLING      AVERAGE     NET GAIN
IDENTITY OF ISSUER           DESCRIPTION OF ASSETS              PRICE        PRICE        COST        OR LOSS
- - -----------------------------------------------------------------------------------------------------------------
CATEGORY (I) - A SINGLE TRANSACTION IN EXCESS OF 5% OF
PLAN ASSETS

         None

CATEGORY (II) - A SERIES OF TRANSACTIONS (OTHER THAN SECURITIES
TRANSACTIONS) WITH THE SAME PERSON AGGREGATING 5% OF PLAN ASSETS

         None

CATEGORY (III) - A SERIES OF TRANSACTIONS IN A SECURITY ISSUE
AGGREGATING 5% OF PLAN ASSETS

Putnam Fiduciary            Growth and Income Fund-
                            82 Purchases                       1,705,802

Putnam Fiduciary            Growth and Income Fund-
                            151 Sales                                         929,581      901,630      27,951

Putnam Fiduciary            Voyager Fund-
                            120 Purchases                      4,785,927

Putnam Fiduciary            Voyager Fund-
                            168 Sales                                       3,145,597    2,974,268     171,329

Putnam Fiduciary            Daily Dividend Trust-
                            110 Purchases                      2,386,178

Putnam Fiduciary            Daily Dividend Trust-
                            109 Sales                                       2,142,660    2,142,660           0

Putnam Fiduciary            U.S. Government Income Trust-
                            74 Purchases                       1,896,637

Putnam Fiduciary            U.S. Government Income Trust-
                            110 Sales                                       1,980,803    1,986,997      (6,194)


CATEGORY (IV) - TRANSACTIONS IN SECURITIES WITH A PERSON IF ANY SINGLE
TRANSACTION WITH THAT PERSON WAS IN EXCESS OF 5% OF PLAN ASSETS

         None